Exhibit 5.1

McGuireWoods LLP

901 E. Cary Street

Richmond, Virginia 23219

June 25, 2010

Board of Directors

Smithfield Foods, Inc.

200 Commerce Street

Smithfield, Virginia 23430

Smithfield Foods, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Smithfield Foods, Inc., a Virginia corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities of the Company (the “Securities”):

•	common stock, $0.50 par value per share (the “Common Shares”);

•	preferred stock, $1.00 par value per share (the “Preferred Shares”);

•	depositary shares representing fractional interests in Preferred Shares (the “Depositary Shares”);

•	senior debt securities (the “Senior Debt Securities”);

•	subordinated debt securities (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”);

•	warrants to purchase Common Shares or Preferred Shares (the “Warrants”);

•	contracts obligating the Company or a holder to purchase Common Shares at a future date or dates (the “Stock Purchase Contracts”);

•

stock purchase units, consisting of a Stock Purchase Contract and beneficial interests in Debt Securities, Preferred Shares or debt obligations of third parties securing the holders’ obligations to purchase the Common Shares under the Stock Purchase Contract (the “Stock Purchase Units”); and

•

associated Rights to Purchase Series A Junior Participating Preferred Shares, $1.00 par value per share (the “Rights”), to be issued pursuant to the Rights Agreement, dated as of May 30, 2001, between the Company and Computershare Investor Services, LLC, as rights agent (the “Rights Agreement”);

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate initial offering price, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

The preferences, limitations and relative rights of shares of any series of Preferred Shares will be set forth in Articles of Amendment (“Articles of Amendment”) to the Amended and Restated Articles of Incorporation of the Company, as amended (as amended and/or restated from time-to-time, the “Articles of Incorporation”), with respect thereto. The Senior Debt Securities may be issued pursuant to the Senior Indenture (including supplemental indentures thereto, the “Senior Indenture”) dated as of June 1, 2007 between the Company and U.S. Bank National Association, as trustee, and which has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Subordinated Debt Securities may be issued pursuant to a Subordinated Indenture (including supplemental indentures thereto, the “Subordinated Indenture”, and together with the Senior Indenture, the “Indentures”) between the Company and U.S. Bank National Association, as trustee (or another trustee chosen by the Company), the form of which is filed as an exhibit to the Registration Statement, and duly qualified under the Trust Indenture Act. The interests in Preferred Shares represented by Depositary Shares will be deposited pursuant to a Deposit Agreement (the “Deposit Agreement”) between the Company and a bank or trust company as depositary. The Stock Purchase Contracts may be issued pursuant to a Purchase Contract Agreement (the “Stock Purchase Contract Agreement”) between the Company and a bank or trust company as stock purchase contract agent. The Stock Purchase Units may be issued pursuant to a Stock Purchase Contract Agreement and a Pledge Agreement (the “Pledge Agreement”) between the Company and a bank or trust company as collateral agent. Warrants may be issued pursuant to a preferred shares warrant agreement or a common shares warrant agreement (as applicable, the “Warrant Agreement”) between the Company and a bank or trust company as warrant agent.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(i)	signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto;

(ii)	the Amended and Restated Articles of Incorporation of the Company, as amended effective August 27, 2009, and the bylaws of the Company, as amended effective June 16, 2010, and (B) resolutions adopted by the Board of Directors of the Company on June 16, 2010;

(iii)	a certificate from the Clerk of the State Corporation Commission of the Commonwealth of Virginia attesting to the continued existence and good standing in the Commonwealth of Virginia of the Company (the “Good Standing Certificate”); and

(iv)	originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

Assumptions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, that:

(a) Future Matters. (i) one or more prospectus supplements will be prepared and filed with the Commission describing the Securities offered thereby, (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus supplements, (iii) in the case of the Debt Securities offered, (a) the Subordinated Indenture will be duly authorized, executed and delivered by the trustee named therein, and (b) the Debt Securities will be duly authenticated by the trustee named in the applicable Indenture, (iv) any Warrant Agreement, Deposit Agreement, Stock Purchase Contract Agreement or Pledge Agreement, as applicable, will be duly authorized, executed and delivered by all parties thereto (other than the Company), (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto (other than the Company), (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (vii) with respect to Common Shares or Preferred Shares offered, there will be sufficient Common Shares or Preferred Shares authorized under the Company’s Articles of Incorporation and not otherwise reserved for issuance and (viii) the Company will be validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia;

(b) Non-contravention. The execution and delivery by the Company of the Indentures, the Deposit Agreement, the Stock Purchase Contract Agreement, the Pledge Agreement, the Warrant Agreement and the Securities and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule or regulation to which the Company or any of its properties is subject or (iii) any judicial or regulatory order or decree of any governmental authority;

(c) Signatures. The signatures of individuals are genuine and authorized and the individuals executing documents have the requisite legal capacity to do so;

(d) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents;

(e) Governmental Approvals. All necessary consents, approvals, authorizations or filings which are required by any governmental authority or regulatory body or any third party have been obtained, or will have been duly obtained, taken, given or made and will be in full force and effect.;

(f) Authorization, Execution and Delivery by Certain Parties. All documents or agreements have been duly authorized by all necessary organizational action on the part of the parties thereto (other than the Company) and have been duly executed and delivered by such parties (other than the Company);

(g) Subject Documents Binding on Certain Parties. Each document and agreement is the valid and binding obligation of each party thereto (other than the Company), and enforceable against such party (other than the Company) in accordance with its terms;

(h) Change in Law. That there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of the Securities, the Board of Directors of the Company shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities; and

(i) Fiduciary Duties. With regard to the Rights, that the members of the Board of Directors of the Company acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Rights Agreement.

Opinions

Based on and subject to the foregoing and the other limitations, assumptions, qualifications and exclusions set forth in this opinion letter, we are of the opinion that:

1. Common Shares. When (i) specifically authorized for issuance by proper action of the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the terms of the issuance and sale of the Common Shares have been duly established in conformity with the Company’s Articles of Incorporation, bylaws and Authorizing Resolutions, (iii) the Common Shares have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of Common Shares, the Common Shares will be validly issued, fully paid and nonassessable.

2. Preferred Shares. When (i) the Authorizing Resolutions have specifically authorized the issuance and terms of the shares of the series and related matters, including establishment and designation of the series and the fixing and determination of the preferences, limitations and relative rights thereof and the filing of the Articles of Amendment with respect to the series with the State Corporation Commission of the Commonwealth of Virginia and such

Articles of Amendment have been duly filed, (ii) the terms of the issuance and sale of the series of Preferred Shares have been duly established in conformity with the Company’s Articles of Incorporation, bylaws and the Authorizing Resolutions, (iii) the Preferred Shares have been duly issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of Preferred Shares, the Preferred Shares of such series will be validly issued, fully paid and nonassessable.

3. Depositary Shares. When (i) the Authorizing Resolutions have specifically authorized the issuance and terms of the Depositary Shares and related matters, including the adoption of Articles of Amendment relating to the Preferred Shares underlying the Depositary Shares and the filing of the Articles of Amendment with the State Corporation Commission of the Commonwealth of Virginia and such Articles of Amendment have been duly filed, (ii) the applicable Deposit Agreement relating to the Depositary Shares has been duly authorized, executed and delivered and the depositary appointed by the Company, (iii) the terms of the issuance and sale of the Depositary Shares have been duly established in conformity with the Company’s Articles of Incorporation, bylaws and the Authorizing Resolutions, (iv) the Depositary Shares have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus, (v) the Preferred Shares underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, such Depositary Shares will be legally issued.

4. Senior Debt Securities. When (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the terms of the Senior Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture and the Authorizing Resolutions, (iii) such Senior Debt Securities have been duly executed and authenticated in accordance with the Senior Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (iv) the Company has received the consideration provided for in the Authorizing Resolutions, such Senior Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. Subordinated Debt Securities. When (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Subordinated Indenture has been duly authorized, executed and delivered, (iii) the terms of the Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the Subordinated Indenture and the Authorizing Resolutions, (iv) such Subordinated Debt Securities have been duly executed and authenticated in accordance with the Subordinated Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. Warrants. When (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and the Authorizing Resolutions, (iv) the Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. Stock Purchase Contracts. When (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Stock Purchase Contract Agreement has been duly authorized, executed and delivered, (iii) the terms of the Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Stock Purchase Contract Agreement and the Authorizing Resolutions, (iv) the Stock Purchase Contracts have been duly executed and delivered in accordance with the Stock Purchase Contract Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. Stock Purchase Units. When (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Stock Purchase Contracts, Pledge Agreement and the securities that are subject to the Pledge Agreement have been duly authorized, executed and delivered, (iii) the terms of the Stock Purchase Units and of their issuance and sale have been duly established in conformity with the applicable Stock Purchase Contract Agreement, Pledge Agreement and the Authorizing Resolutions, (iv) the Stock Purchase Units have been duly executed and delivered in accordance with the Stock Purchase Contract Agreement and Pledge Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

9. Rights. When (i) the Authorizing Resolutions have specifically authorized the issuance and terms of the Rights and related matters, (ii) the terms of the issuance and sale of the Rights have been duly established in conformity with the Company’s Articles of Incorporation, bylaws, the Rights Agreement and the Authorizing Resolutions, (iii) the Rights have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and the Rights Agreement, such Rights will be legally issued.

Exclusions

We call your attention to the following matters as to which we express no opinion:

(a) Indemnification. The enforceability of any agreement of the Company in a document, relating to indemnification, contribution or exculpation from costs, expenses or other liabilities, which agreement is contrary to public policy or applicable law.

(b) Jurisdiction, Choice of Law. The enforceability in any court of any agreement to submit to the jurisdiction of a specified federal or state court or the enforceability of any agreement regarding the choice of law.

(c) Certain Agreements of Issuer Parties. Any agreement providing for specific performance; establishment of a contractual rate of interest payable after judgment, adjustments of payments or rights of set off among parties, obligations to make an agreement in the future, or waiver of any right of the Company; or any agreement that is in violation of public policy or requiring the payment of penalties, consequential damages or liquidated damages.

(d) Remedies. Any provision to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

(e) Rights and Rights Agreement. Any determination a court of competent jurisdiction may make regarding whether the Board of Directors would be required to redeem or terminate, or take other action with respect to, the Rights at some future time based on the facts and circumstances existing at that time. Furthermore, this opinion addresses the Rights and the Rights Agreement in their entirety and not any particular provision of the Rights or the Rights Agreement and it is not settled whether the invalidity of any particular provision of a rights agreement or of rights issued thereunder would result in invalidating in their entirety such rights.

Qualifications and Limitations

The opinions set forth above are subject to the following qualifications and limitations:

(a) Applicable Law. Our opinions are limited to laws of the Commonwealth of Virginia, the State of New York and the federal laws of the United States of America, and we do not express any opinion concerning any other law. We express no opinion herein with respect to compliance by the Company with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

(b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c) Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. In applying such principles, a court, among other things, might limit the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance), might not allow a creditor to accelerate maturity of debt or exercise other remedies upon the occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants in any document. Further, a court may refuse to enforce a covenant if and to the extent that it deems such covenant to be violative of applicable public policy, including, for example, provisions requiring indemnification of a party against liability for its own wrongful or negligent acts.

Miscellaneous

The opinions set forth herein are made as of the effective date of the Registration Statement, and we assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof or if we become aware after the date hereof of any facts that might change the opinions expressed herein. The headings and titles to paragraphs of sections of this opinion letter are for convenience of reference only and are not construed to have any effect or meaning with respect to such paragraphs or sections.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ McGuireWoods LLP